Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $300,000,000 principal amount of its 2.65% First Mortgage Bonds due 2052, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-236742-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated August 2, 2021 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$32,703
Services of Independent Registered Public Accounting Firms	45,000
Trustee Fees and Expenses	15,000
Legal Fees and Expenses	75,000
Rating Agency Fees	480,500
Printing and Delivery Expenses	8,000
Miscellaneous Expenses	20,000
Total	$676,203